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                       Consent of Independent Auditors



We consent to the reference to our firm under the captions "Experts," and to the use of our report dated September 30, 2003, in the Registration Statement on Form S-4 and related Prospectus of Norcross Safety Products L.L.C. and Norcross Capital Corp. for the registration of $152,500,000 of 9 7/8 % Senior Subordinated Notes, Series B due 2011.




Ernst & Young AG
Wirtschaftsprufungsgesellschaft

Eschborn/Frankfurt am Main, Germany
November 12, 2003




/s/ Annett Martin                          /s/ Thomas Grotenrath
-----------------------------              --------------------------------
Annett Martin                              Thomas Grotenrath
Wirtschaftpruferin                         Wirtschaftsprufer